UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

June 14, 2015

STANDARD PACIFIC CORP.

(Exact name of registrant as specified in charter)

Delaware	1-10959	33-0475989
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15360 Barranca Parkway

Irvine, California 92618

(Address of Principal Executive Offices, including Zip Code)

(949) 789-1600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On June 14, 2015, Standard Pacific Corp., a Delaware corporation (“Standard Pacific”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with The Ryland Group, Inc., a Maryland corporation (“Ryland”). Subject to the terms and conditions of the Merger Agreement, Standard Pacific and Ryland have agreed that Ryland will merge with and into Standard Pacific, with Standard Pacific continuing as the surviving corporation (the “Surviving Corporation”), and the separate corporate existence of Ryland will cease (the “Merger”).

In connection with the Merger, Standard Pacific will implement a reverse stock split (the “Reverse Stock Split”) such that, upon consummation of the Merger, each five shares of common stock of Standard Pacific (“Standard Pacific Common Stock”) issued and outstanding immediately prior to the closing will be combined and converted into one issued and outstanding share of common stock of the Surviving Corporation. Additionally, upon consummation of the Merger and following the Reverse Stock Split, each share of common stock of Ryland (“Ryland Common Stock”) issued and outstanding immediately prior to the closing will be converted and exchangeable for 1.0191 issued and outstanding shares of common stock of the Surviving Corporation (after giving effect to the Reverse Stock Split), and Ryland stock options and other equity awards will be converted into stock options and equity awards with respect to the common stock of the Surviving Corporation, after giving effect to the exchange ratio. Upon completion of the Merger, Ryland stockholders will own approximately 41% of the Surviving Corporation on a fully-diluted basis and Standard Pacific’s stockholders will own approximately 59% of the Surviving Corporation on a fully-diluted basis.

Upon consummation of the Merger, Mr. Larry T. Nicholson, Ryland’s current Chief Executive Officer, will serve as President and Chief Executive Officer of the Surviving Corporation. Mr. Scott D. Stowell, Standard Pacific’s current Chief Executive Officer, will serve as Executive Chairman of the Surviving Corporation Board. The board of directors of the Surviving Corporation (the “Surviving Corporation Board”) will consist of 10 individuals, including four individuals who are members of the board of directors of Ryland immediately prior to the effective time, four individuals who are members of the board of directors of Standard Pacific immediately prior to the effective time and Ryland’s current Chief Executive Officer and Standard Pacific’s current Chief Executive Officer, who will each be executive directors of the Surviving Corporation. The foregoing governance structure will be maintained, with any vacancy resulting from the departure of a former Ryland director or a former Standard Pacific director filled by the continuing Ryland directors or the continuing Standard Pacific directors, respectively, until the earlier of (x) three years or (y) such time when 75% of the Surviving Corporation Board votes to change the structure.

The completion of the Merger is subject to the satisfaction or waiver of certain conditions, including (i) the adoption of the Merger Agreement by the affirmative vote of the holders of at least two-thirds of all outstanding shares of Ryland Common Stock; (ii) the adoption of the Merger Agreement by the affirmative vote of the holders of a majority of all outstanding shares of Standard Pacific Common Stock and Standard Pacific Preferred Stock,

voting together as a single class on an as-converted basis; (iii) the approval to list the common stock of the Surviving Corporation on the New York Stock Exchange; (iv) the delivery of customary opinions from counsel to Ryland and counsel to Standard Pacific that the Merger will qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended; (v) the absence of any law or order prohibiting the Merger; (vi) effectiveness of the registration statement on Form S-4 used to register the common stock of the Surviving Corporation; and (vii) the absence of a material adverse effect on Ryland or Standard Pacific.

The Merger Agreement contains customary representations, warranties and covenants by Ryland and Standard Pacific. Ryland and Standard Pacific have agreed, among other things, subject to certain exceptions, not to (1) directly or indirectly solicit, initiate, endorse, encourage or facilitate any inquiry, proposal or offer for specified alternative transactions, (2) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or otherwise cooperate in any way with, such an inquiry, proposal or offer, (3) terminate, waive, amend, release or modify any standstill or similar obligation, or (4) enter into any letter of intent, memorandum of understanding or agreement with respect to an alternative proposal. In addition, certain covenants require each of the parties to use, subject to the terms and conditions of the Merger Agreement, their reasonable best efforts to cause the Merger to be consummated as promptly as practicable. The Merger Agreement also requires each of Ryland and Standard Pacific to call and hold stockholders’ meetings and, subject to certain exceptions, requires the board of directors of each of Ryland and Standard Pacific to recommend approval of the Merger.

The Merger Agreement may be terminated by mutual written consent of Standard Pacific and Ryland. The Merger Agreement also contains certain termination rights, including, among others, the right of either party to terminate if (1) the Merger shall not have become effective by December 31, 2015, (2) the consummation of the Merger has been enjoined or prohibited, (3) the Standard Pacific and/or Ryland stockholder approvals are not obtained, (4) the other party breaches its representations and covenants and such breach would result in the closing conditions not being satisfied, or (5) the board of directors of the other party makes an adverse change in its recommendation with respect to stockholder adoption of the Merger Agreement. The Merger Agreement further provides that upon termination of the Merger Agreement under specified circumstances, including termination of the Merger Agreement by Ryland or Standard Pacific as a result of an adverse change in the recommendation of the other party’s board of directors, Ryland may be required to pay Standard Pacific a termination fee of $75 million, or Standard Pacific may be required to pay Ryland a termination fee of $125 million, as applicable. If the Merger Agreement is terminated by a party as a result of the other party’s failure to obtain stockholder approval, then the non-terminating party will be required to reimburse the terminating party for its reasonable fees and expenses up to $4 million.

In addition, in connection with the Merger Agreement, Ryland entered into a Voting Agreement with MP CA Homes LLC, a Delaware limited liability company (the “Stockholder”), a stockholder currently holding junior preferred stock of Standard Pacific (“Standard Pacific Preferred Stock”) and Standard Pacific Common Stock equal to 49% of the outstanding voting stock of Standard Pacific. Pursuant to the Voting Agreement, among other things and subject to the terms and conditions therein, the Stockholder agreed to vote its Standard Pacific stock in favor of the Merger, the Merger Agreement and the transactions contemplated by the Merger Agreement. Separately, the Stockholder has agreed to convert all of its Standard Pacific Preferred Stock into Standard Pacific Common Stock immediately following the consummation of the Merger and the Reverse Stock Split.

The Merger Agreement was unanimously approved by the board of directors of Standard Pacific. It is expected that the Merger will qualify as a tax-free reorganization for U.S. federal income tax purposes.

The foregoing summary of the principal terms of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full copy of the Merger Agreement filed as Exhibit 2.1 hereto and incorporated by reference herein.

Amended and Restated Stockholders Agreement

On June 14, 2015, in connection with the execution of the Merger Agreement, the Stockholder and Standard Pacific entered into an Amended and Restated Stockholders Agreement (the “Amended Stockholders Agreement”) which amends and restates in its entirety the previous stockholders agreement dated June 27, 2008, as amended by that certain letter agreement dated April 27, 2011. The Amended Stockholders Agreement will only become effective upon the effective time of the contemplated Merger. The material amendments to the Stockholders Agreement are as follows:

Board Representation. For so long as the Stockholder owns at least 20% of the total voting power of the Surviving Corporation, it will be entitled to designate two directors to serve on the Surviving Corporation’s board of directors. In the event that the Stockholder owns less than 20% of the total voting power of the Surviving Corporation, but at least 10% of the total voting power of the Surviving Corporation, then the Stockholder will be entitled to designate one director to serve on the Surviving Corporation’s board of directors. To the extent the Stockholder decreases its holdings of voting stock of the Surviving Corporation to less than 10%, the Surviving Corporation will have the right to request the resignation of directors designated by the Stockholder.

Governance Matters. The Stockholder has agreed to vote in favor of the post-Merger governance structure set forth in the Bylaws of the Surviving Corporation for three years.

Standstill and Transfer Restrictions. The Stockholder has agreed to certain standstill provisions and restrictions on its and its affiliates’ ability to transfer the securities acquired in the contemplated Merger, including a prohibition providing that prior to the date that is six (6) months following the closing of the Merger, no transfers may be made except for certain transfers to permitted affiliates that agree to be bound by the Stockholders Agreement. After the expiration of such period, transfers may be made in certain limited instances, including pursuant to Rule 144 of the Securities Act of 1933, as amended, so long as, to the Stockholder’s knowledge, such transfer is not to any party that would have a resulting ownership of 15% or more of the Surviving Corporation’s stock following such transfer.

Registration Rights. In the event that the Stockholder makes a demand registration notification prior to the Surviving Corporation giving notice of an intention to file a registration statement, then the Stockholder will have priority in the registration and the Surviving Corporation will be able to participate in the remainder of the registration (and the Surviving Corporation will not have the right to avoid such demand registration by initiating its own offering).

The Amended and Restated Stockholders Agreement will automatically terminate and have no effect in the event that the Merger Agreement is terminated. The foregoing summary of the Amended Stockholders Agreement is subject to, and qualified in its entirety by, the full text of the Amended Stockholders Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Executive Employment Agreements

On June 14, 2015, concurrently with the execution of the Merger Agreement, Standard Pacific entered into employment agreements with Mr. Nicholson, who will be the president and chief executive officer of the Surviving Corporation, and Mr. Stowell, who will be the executive chairman of the Surviving Corporation. Below are brief summaries of the terms and conditions of the new employment agreements.

Mr. Nicholson’s and Mr. Stowell’s new employment agreements (each an “Executive Employment Agreement”) will be effective as of the effective time of the Merger and have a three-year term. The Executive Employment Agreements will automatically terminate and have no effect in the event that the Merger Agreement is terminated.

Under Mr. Nicholson’s Executive Employment Agreement, Mr. Nicholson will receive an initial annual base salary of $1 million and be eligible for an annual bonus for fiscal 2015 with a target of 200% of his base salary (the target level of future annual bonus payments shall be determined by the Surviving Corporation’s Compensation Committee, in its sole discretion). Mr. Nicholson will also be eligible to receive incentive and equity grants at the discretion of the Surviving Corporation’s Compensation Committee. Under Mr. Stowell’s Executive Employment Agreement, Mr. Stowell will receive an initial annual base salary of $1 million and be eligible for an annual bonus with a target of 90% of the chief executive officer’s target bonus. Mr. Stowell will also receive incentive and equity grants equal to 90% of the annual (or other) incentive and equity grants of the chief executive officer. Each of Mr. Nicholson and Mr. Stowell will be entitled to an annual personal health and services allowance equal to 9.5% of his base salary.

Under the Executive Employment Agreements, the Surviving Corporation may only terminate the employment of Mr. Nicholson and Mr. Stowell without cause (as defined in each executive’s applicable severance agreement) if at least seventy-five percent (75%) of the entire board of directors of the Surviving Corporation (excluding the relevant executive) has approved a resolution authorizing such termination. If the Surviving Corporation terminates Mr. Nicholson’s employment without cause or if Mr. Nicholson resigns his employment for good reason in connection with a change in control, he is entitled to severance payments under his existing severance agreements (the “Nicholson Severance Agreements”), the terms of which are discussed in detail in Ryland’s proxy statement for its 2015 annual meeting of stockholders, which was filed with the Securities and Exchange Commission (the “SEC”) on March 13, 2015. Such severance payments to Mr. Nicholson may be made pursuant to that Nicholson Severance Agreement that would convey the greater economic benefit to Mr. Nicholson, but not pursuant to both Nicholson Severance Agreements. In the event that the Surviving Corporation terminates Mr. Stowell’s employment without cause or if Mr. Stowell resigns his employment for good reason in connection with a change in control, he is entitled to severance payments under his existing severance agreement (together with the Nicholson Severance Agreement, the “Existing Severance Agreements”), the terms of which are discussed in detail in Standard Pacific’s proxy statement for its 2015 annual meeting of stockholders, which was filed with the SEC on April 24, 2015. The relevant time period for severance under the Existing Severance Agreements following a change in control has been extended to three years following the consummation of the Merger. The contemplated Merger will constitute a change in control for purposes of the Existing Severance Agreements, but the Merger, as well as the changes to each executive’s compensation, responsibilities and role in connection with the Merger and as contemplated in the Executive Employment Agreements, will not constitute “good reason” under the Existing Severance Agreements.

The Executive Employment Agreements contemplate that prior to the closing of the merger, Standard Pacific’s Compensation Committee will make certain adjustments to Standard Pacific’s Performance Incentive Plan so that the payments thereunder are calculated on Standard Pacific’s standalone projected 2015 financial performance (the “Standalone Projection”) without giving effect to the transactions contemplated by the Merger. Similarly, the 2013 Performance Share Awards will be equitably adjusted by Standard Pacific’s Compensation Committee such that the shares of common stock to be issued thereunder are calculated on the Standalone Projection. Further, the earnings per share targets under the Standard Pacific’s 2014 and 2015 Performance Share Awards will be equitably adjusted with the goal of preventing dilution or enlargement of any benefit thereunder due to the projected operations of the Surviving Corporation.

The foregoing summary of the principal terms of the Executive Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the full copy of the Executive Employment Agreements filed as Exhibits 10.2 and 10.3 hereto and incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In addition to Mr. Stowell’s Executive Employment Agreement described under Item 1.01 above, on June 14, 2015, the Standard Pacific board of directors approved a payment to Mr. Stowell in the amount of $2 million, payable immediately prior to the closing of the Merger if all of the conditions to closing set forth in the Merger Agreement have been satisfied (other than those conditions that by their terms are to be satisfied at the Closing). Such letter agreement will expire and be of no further force or effect if the Merger Agreement is terminated.

Item 8.01 Other Events.

On June 14, 2015, Standard Pacific and Ryland issued a joint press release announcing the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as “may,” “will,” “could,” “should,” “would,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “prospects,” “potential” and “forecast,” and other words, terms and phrases of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. Ryland and Standard Pacific caution readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. Such forward-looking statements include, but are not limited to, statements regarding the anticipated closing date of the transaction, the ability to obtain stockholder approvals and satisfy the other conditions to the closing of the transaction, the successful closing of the transaction and the integration of Ryland and Standard Pacific as well as opportunities for operational improvement including but not limited to cost reduction and capital investment, the strategic opportunity and perceived value to Ryland’s and Standard Pacific’s respective stockholder of the transaction, the transaction’s impact on, among other things, the combined company’s prospective business mix, margins, transitional costs and integration to achieve the synergies and the timing of such costs and synergies and earnings. With respect to these statements, Ryland and Standard Pacific have made assumptions regarding, among other things, whether and when the proposed transaction will be approved; whether and when the proposed transaction will close; the results and impacts of the proposed transaction; competitive conditions in Ryland’s and Standard Pacific’s businesses and possible adverse actions of their respective customers, competitors and suppliers. Further, Ryland’s and Standard Pacific’s businesses are subject to a number of general risks that would affect any such forward-looking statements including, among others, local and general economic and market conditions, including consumer confidence, employment rates, interest rates, the cost and availability of mortgage financing, and stock market, home and land valuations; the impact on economic conditions, terrorist attacks or the outbreak or escalation of armed conflict involving the United States; the cost and availability of suitable undeveloped land, building materials and labor; the cost and availability of construction financing and corporate debt and equity capital; their significant amount of debt and the impact of restrictive covenants in their debt agreements; their ability to repay their debt as it comes due; changes in credit rating or outlook; the demand for and affordability of single-family homes; the supply of housing for sale; cancellations of purchase contracts by homebuyers; the cyclical and competitive nature of Ryland’s and Standard Pacific’s businesses; governmental regulation, including the impact of “slow growth” or similar initiatives; delays in the land entitlement process, development, construction, or the opening of new home communities; adverse weather conditions and natural disasters; environmental matters; risks relating to the Ryland’s and Standard Pacific’s mortgage banking operations; future business decisions and Ryland’s and Standard Pacific’s ability to successfully implement their respective operational and other strategies; litigation and warranty claims. Such risks and other factors that may impact management’s assumptions are more particularly described in Ryland’s and Standard Pacific’s filings with the SEC. The information contained herein speaks as of the date hereof and neither Ryland nor Standard Pacific have or undertake any obligation to update or revise their forward-looking statements, whether as a result of new information, future events or otherwise.

NO OFFER OR SOLICITATION

The information in this communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed merger, Standard Pacific plans to file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of Standard Pacific and Ryland that also constitutes a prospectus of the Surviving Corporation. Ryland and Standard Pacific will make the joint proxy statement/prospectus available to their respective stockholders. Investors are urged to read the joint proxy statement/prospectus when it becomes available, because it will contain important information. The registration statement, definitive joint proxy statement/prospectus and other documents filed by Ryland and Standard Pacific with the SEC will be available free of charge at the SEC’s website (www.sec.gov) and from Ryland and Standard Pacific. In addition, security holders will be able to obtain free copies of the Registration Statement and the joint proxy statement/prospectus from Ryland by going to its investor relations page of its corporate website at http://www.ryland.com and from Standard Pacific on its investor relations pages of its corporate website at http://www.standardpacifichomes.com.

PARTICIPANTS IN THE SOLICITATION

Ryland, Standard Pacific, their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies from Ryland’s and Standard Pacific’s stockholders in connection with the proposed transaction. Information about the directors and executive officers of Ryland and their ownership of Ryland stock is set forth in Ryland’s annual report on Form 10-K for the fiscal year ended December 31, 2014, which was filed with the SEC on February 25, 2015 and its proxy statement for its 2015 annual meeting of stockholders, which was filed with the SEC on March 13, 2015. Information regarding Standard Pacific’s directors and executive officers is contained in Standard Pacific’s annual report on Form 10-K for the fiscal year ended December 31, 2014, which was filed with the SEC on February 23, 2015, and its proxy statement for its 2015 annual general meeting of stockholders, which was filed with the SEC on April 24, 2015. These documents can be obtained free of charge from the sources indicated above. Certain directors, executive officers and employees of Ryland and Standard Pacific may have direct or indirect interest in the transaction due to securities holdings, vesting of equity awards and rights to severance payments. Additional information regarding the participants in the solicitation of Ryland and Standard Pacific stockholders will be included in the joint proxy statement/prospectus.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

2.1	Agreement and Plan of Merger among Standard Pacific Corp. and The Ryland Group, Inc. The annexes, schedules and certain exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish copies of any such schedules to the U.S. Securities and Exchange Commission upon request.

10.1	Amended and Restated Stockholders Agreement, by and between MP CA Homes LLC and Standard Pacific Corp., dated June 14, 2105.

10.2	Employment Agreement, dated as of June 14, 2015, by and between Standard Pacific Corp. and Scott D. Stowell.

10.3	Employment Agreement, dated as of June 14, 2015, by and between Standard Pacific Corp. and Larry T. Nicholson.

99.1	Joint Press release issued by Standard Pacific Corp. and The Ryland Group, Inc., dated June 14, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD PACIFIC CORP.

By:	/s/ Scott D. Stowell
Name:	Scott D. Stowell
Title:	Chief Executive Officer, President

Date: June 15, 2015

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger among Standard Pacific Corp. and The Ryland Group, Inc. The annexes, schedules and certain exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish copies of any such schedules to the U.S. Securities and Exchange Commission upon request.

10.1	Amended and Restated Stockholders Agreement, by and between MP CA Homes LLC and Standard Pacific Corp., dated June 14, 2105.

10.2	Employment Agreement, dated as of June 14, 2015, by and between Standard Pacific Corp. and Scott D. Stowell.

10.3	Employment Agreement, dated as of June 14, 2015, by and between Standard Pacific Corp. and Larry T. Nicholson.

99.1	Joint Press release issued by Standard Pacific Corp. and The Ryland Group, Inc., dated June 14, 2015.